Exhibit 14




                                February 5, 1997


VIA FACSIMILE AND
OVERNIGHT DELIVERY SERVICE


Mr. Donald E. Whitmore, Jr.
Secretary
The Eastern Company
112 Bridge Street
Naugatuck, CT 06770

Dear Mr. Whitmore:

                       SHAREHOLDER'S NOTICE OF NOMINATIONS

     Pursuant to Article III, Section 7 of the By-Laws of The Eastern Company, MMI Investments, L.L.C., a shareholder of The Eastern Company, hereby gives notice that it proposes to nominate the following three persons for election as Directors at the Annual Meeting of Shareholders to be held in 1997:

1.       John S. Dyson

         Age:     53

         Business Address:  RR 1, Box 167D, Wing Road, Millbrook,
         New York  12545

         Residence Address: Maple Tor Farm, RR 1, Box 166A, Wing Road, Millbrook, New York 12545

         Principal Occupation or Employment: Chairman and a director of Millbrook Capital Management Inc.

         Number of Shares of Common Stock of The Eastern Company beneficially owned as of the date of this notice: 178,400 Other information about nominee: See attached Exhibit A.


                               Page 16 of 27 Pages


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2.       Clay B. Lifflander

         Age:     34

         Business Address:  RR I, Box 167D, Wing Road, Millbrook,
         New York  12545

         Residence Address: 52 Meeting House Road, Pawling, New York  12564

         Principal Occupation or Employment: President and a director of Millbrook Capital Management Inc.

         Number of Shares of Common Stock of The Eastern Company beneficially owned as of the date of this notice: None.1

         Other information about nominee: See attached Exhibit B.

3.       George M. Scherer

         Age:     42

         Business Address:  37 Milford Street, Binghamton, New York 13902

         Residence Address: 9 Pamela Drive, Binghamton, New York 13901

         Principal Occupation or Employment: President and a director of
         B. W. Elliott Manufacturing Company Inc.

         Number of shares of Common Stock of The Eastern Company beneficially owned as of the date of this notice: None.

         Other information about nominee: See attached Exhibit C.

     Also attached are the originally-executed consents of each of the three nominees to being named in a proxy statement as a nominee for Director and to serving as a Director of The Eastern Company, if elected.

--------

1 However, Mr. Lifflander serves as President and a director of Millbrook Capital Management Inc., the Manager of MMI Investments, L.L.C., which is the beneficial and record owner of shares of common stock of The Eastern Company. Mr. Lifflander is also a member of MMI Investments, L.L.C. On July 16, 1996, Mr. Lifflander revoked the proxy given to him by Mr. Dyson to vote the shares of capital stock of Millbrook Capital Management Inc. that Mr. Dyson owns.


                               Page 17 of 27 Pages


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     The name and address of the shareholder submitting this notice, as it appears on the books of The Eastern Company, is MMI Investments, L.L.C., RR 1, Box 167D, Wing Road, Millbrook, New York, 12545.

     MMI Investments, L.L.C. owns beneficially and of record 1,000 shares of common stock of The Eastern Company and it owns beneficially an additional 177,400 shares of common stock of The Eastern Company. All of these shares have been purchased by MMI Investments, L.L.C. within the last two years. See Exhibit D for the dates and number of shares purchased by MMI Investments, L.L.C. during such period.

     MMI Investments, L.L.C. has retained D. F. King & Co., Inc. ("D.F. King") for solicitation and advisory services in connection with the solicitation of proxies at an estimated fee of $30,000, together with reimbursement for its reasonable out-of-pocket expenses. MMI Investments, L.L.C. has also agreed to indemnify D.F. King against certain liabilities and expenses, including liabilities and expenses under the federal securities laws. D.F. King will solicit by mail, telephone and in person, proxies for the Annual Meeting from individuals, brokers, banks, bank nominees and other institutional holders. It is anticipated the D.F. King will employ approximately fifty (50) persons to solicit stockholders for the Annual Meeting. The address of D. F. King is 77 Water Street, New York, New York, 10005.

     MMI Investments, L.L.C. or Millbrook Capital Management Inc., the manager of MMI Investments, L.L.C., will pay all costs associated with the solicitation of proxies on behalf of MMI Investments, L.L.C.

     The participants in the solicitation with respect to the slate of directors nominated hereby, who are collectively referred to as the "Participants", are the following:

1.       John S. Dyson

         Age:     53

         Business Address:  RR 1, Box 167D, Wing Road, Millbrook,
                            New York  12545

         Residence Address: Maple Tor Farm, RR 1, Box 166A, Wing Road, Millbrook, New York 12545

         Principal Occupation or Employment: Chairman and a director of Millbrook Capital Management Inc.

         Number of Shares of Common Stock of The Eastern Company beneficially owned as of the date of this notice: 178,400

         Other information about nominee: See attached Exhibit A.




                               Page 18 of 27 Pages

2.       Clay B. Lifflander

         Age:     34

         Business Address:  RR I, Box 167D, Wing Road, Millbrook,
         New York  12545

         Residence Address: 52 Meeting House Road, Pawling, New York  12564

         Principal Occupation or Employment: President and a director of Millbrook Capital Management Inc.

         Number of Shares of Common Stock of The Eastern Company beneficially owned as of the date of this notice: None.2

         Other information about nominee: See attached Exhibit B.

3.       George M. Scherer

         Age:     42

         Business Address:  37 Milford Street, Binghamton, New York 13902

         Residence Address: 9 Pamela Drive, Binghamton, New York 13901

         Principal Occupation or Employment: President and a director of
         B. W. Elliott Manufacturing Company Inc.

         Number of shares of Common Stock of The Eastern Company beneficially owned as of the date of this notice: None.

         Other information about nominee: See attached Exhibit C.

--------

2 However, Mr. Lifflander serves as President and a director of Millbrook Capital Management Inc., the Manager of MMI Investments, L.L.C., which is the beneficial and record owner of shares of common stock of The Eastern Company. Mr. Lifflander is also a member of MMI Investments, L.L.C. On July 16, 1996, Mr. Lifflander revoked the proxy given to him by Mr. Dyson to vote the shares of capital stock of Millbrook Capital Management Inc. that Mr. Dyson owns.


                               Page 19 of 27 Pages


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4.       MMI Investments, L.L.C., a Delaware limited liability company

         Business Address: RR 1, Box 167D, Wing Road, Millbrook, New York 12545

         Principal Business: Investing in securities

         Number of Shares of Common Stock of The Eastern Company beneficially owned as of the date of this notice: 178,400.

         Associates: Millbrook Capital Management Inc. is the Manager of MMI Investments, L.L.C., and it beneficially owns the 178,400 shares of common stock of The Eastern Company owned by MMI Investments, L.L.C.

5.       Millbrook Capital Management Inc., a New York corporation

         Business Address: RR 1, Box 167D, Wing Road, Millbrook, New York 12545

         Principal Business: Managing investments in publicly traded securities and in private companies

         Number of Shares of Common Stock of The Eastern Company beneficially owned as of the date of this notice: 178,400

         Names and Addresses of, and Number of Shares of Common Stock of The Eastern Company beneficially owned as of the date of this notice by,
         Associates:

               John Dyson - Chairman, sole stockholder and a director of Millbrook Capital Management Inc., RR1, Box 167D, Wing Road, Millbrook, New York 12545. Mr. Dyson beneficially owns the 178,400 shares of common stock of The Eastern Company owned by MMI Investments, L.L.C.

               Clay Lifflander - President and a director of Millbrook Capital Management Inc., RR 1, Box 167D, Wing Road, Millbrook, New York, 12545. Mr. Lifflander beneficially owns no shares of The Eastern Company.(3)

--------

3 However, Mr. Lifflander serves as President and a director of Millbrook Capital Management Inc., the Manager of MMI Investments, L.L.C., which is the beneficial and record owner of shares of common stock of The Eastern Company. Mr. Lifflander is also a member of MMI Investments, L.L.C. On July 16, 1996, Mr. Lifflander revoked the proxy given to him by Mr. Dyson to vote the shares of capital stock of Millbrook Capital Management Inc. that Mr. Dyson owns.


                               Page 20 of 27 Pages


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               Alan Rivera - Chief Financial Officer and a director of Millbrook
         Capital Management Inc., RR 1, Box 167D, Wing Road, Millbrook, New
         York, 12545. Mr. Rivera beneficially owns no shares of The Eastern Company.

               David Bova - Vice President and a director of Millbrook Capital Management Inc., RR 1, Box 167D, Wing Road, Millbrook, New York, 12545. Mr. Bova beneficially owns no shares of The Eastern Company.

6.       Ernst Ohnell

         Business Address: 2 Greenwich Plaza, Suite 100, Greenwich, Connecticut, 06830

         Residence Address: 75 Khakum Wood Road, Greenwich, Connecticut, 06831

         Principal Occupation: Chief Executive Officer of Ohnell Capital Corporation, which is in the business of merchant banking.

         Number of Shares of Common Stock of The Eastern Company beneficially owned as of the date of this notice: 89,800, which includes 52,050 shares held directly by Mr. Ohnell, as well as 9,300 shares owned by the Ohnell Family Foundation of which Mr. Ohnell is trustee and 25,450 shares and 3,000 shares owned by his emancipated adult children and his wife, respectively, with respect to which Mr. Ohnell holds an irrevocable proxy.

     Messrs. Dyson, Lifflander and Ohnell, individually, and MMI Investments, L.L.C., Millbrook Capital Management Inc. and B. W. Elliott Manufacturing Company have executed agreements with respect to the joint filing of Schedules 13D and amendments thereto which have been filed with the Securities and Exchange Commission with respect to the investment of certain Participants in common stock of The Eastern Company. In addition, on July 16, 1996, Millbrook Capital Management Inc. and Mr. Ohnell executed a letter agreement in which they agreed to cooperate with respect to a proposed offer by MMI Investments, L.L.C. to acquire The Eastern Company, they agreed to indemnify each other for certain liabilities arising from certain actions or statements made in connection with the proposed offer, Mr. Ohnell agreed not to acquire, sell or grant a proxy with respect to shares of common stock in The Eastern Company without notifying Millbrook Capital Management Inc., Mr. Ohnell agreed to vote the shares of common stock of The Eastern Company that he controls for a proposed merger by Millbrook Capital Management Inc., Millbrook Capital Management Inc. agreed to permit Mr. Ohnell to participate in the proposed acquisition of The Eastern Company and Mr. Ohnell is permitted to agree to be a director of the entity that was to acquire The Eastern Company.

     Other than as stated above, there are no further understandings between the Participants or any associates of the Participants regarding future employment or transactions with The Eastern Company and its affiliates.


                               Page 21 of 27 Pages


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     Please advise the undersigned of any objections that you have regarding this notice or the nomination for the 1997 Annual Meeting of Shareholders of the slate of directors made hereby by February 14, 1997.

                               Very truly yours,


                               MMI INVESTMENTS, L.L.C.

                               By:      Millbrook Capital Management Inc.,
                                        Manager


                               By:      /s/ Alan L. Rivera
                                        ---------------------------------
                                        Alan L. Rivera
                                        Chief Financial Officer

Attachments


                               Page 22 of 27 Pages


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                                    EXHIBIT A



Mr. Dyson is Chairman of Millbrook Capital Management Inc., the Manager of MMI Investments, L.L.C., and its predecessors since 1981. He is also a director of Millbrook Capital Management Inc. From 1994 to 1996, Mr. Dyson served as Deputy Mayor for Finance and Economic Development for the City of New York and currently serves as Chairman of the Mayor's Council of Economic Advisors. Mr. Dyson was Vice Chairman of Dyson-Kissner-Moran Corporation, a family owned investment company, where he worked from 1970 to 1975 at which time he was appointed to the position of Commissioner of the New York State Department of Agriculture. From 1976 to 1979 he served as Commissioner of the New York State Department of Commerce. From 1979 to 1985, Mr. Dyson was Chairman of the New York State Power Authority. Mr. Dyson serves as a Trustee of Cornell University, Morgan Library, Middlesex School and Historic Hudson Valley.



                               Page 23 of 27 Pages


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                                    EXHIBIT B



From October 1995 to present, Mr. Lifflander has been President and a director of Millbrook Capital Management Inc., the Manager of MMI Investments, L.L.C. From March 1994 to September 1995, Mr. Lifflander was President of the New York City Economic Development Corporation. Previously, Mr. Lifflander was a Managing Director in the Mergers and Acquisitions Group at Smith Barney Inc., where he worked from 1984 to 1994.



                               Page 24 of 27 Pages


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                                    EXHIBIT C



From 1982 to present, Mr. Scherer has been President and a director of B. W. Elliott Manufacturing Company, Inc., a corporation engaged primarily in the business of designing and manufacturing flexible shaft products for the industrial, aerospace and commercial markets, and in which Mr. Dyson indirectly holds a major investment. From 1993 to present, Mr. Scherer has been a Director of the Binghamton Mets Baseball Club.



                               Page 25 of 27 Pages


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                                    EXHIBIT D

                            Schedule of Transactions
                Purchases of Common Stock of The Eastern Company
                           by MMI Investments, L.L.C.

   DATE                         SHARES                        PRICE PER SHARE
   ----                         ------                        ---------------

 02/05/96                       17,300                            $12.25
 02/09/96                        7,000                             12.50
 02/12/96                          700                             12.50
 02/14/96                       14,200                             12.19
 02/20/96                        4,400                             12.00
 02/27/96                          400                             12.00
 02/29/96                        3,000                             12.00
 03/04/96                        2,000                             11.88
 03/05/96                       10,500                             12.00
 03/05/96                        1,000                             11.88
 03/07/96                        2,000                             12.00
 03/07/96                        3,600                             12.13
 03/11/96                          200                             12.00
 03/13/96                       44,600                             12.25
 03/22/96                          800                             11.95
 03/25/96                          600                             12.00
 03/26/96                          300                             12.00
 03/27/96                          600                             12.00
 03/28/96                          700                             12.00
 03/29/96                        1,000                             12.00
 04/02/96                        1,100                             11.88
 04/04/96                        9,900                             12.00
 04/09/96                        4,100                             11.88
 04/10/96                        1,900                             11.75
 04/29/96                       10,400                             11.50
 04/30/96                          500                             11.63
 05/01/96                          500                             11.88
 05/02/96                        6,100                             11.88
 05/03/96                        6,000                             12.39
 05/06/96                        7,500                             12.48
 07/08/96                          500                             11.75
 07/16/96                        1,000                             11.75
 07/18/96                       10,000                             13.88
 08/15/96                        2,000                             13.31
 08/18/96                        1,000                             12.75
 09/10/96                        1,000                             13.38


                  In connection with the above-referenced transactions, MMI Investments, L.L.C. used approximately $1.4 million of margin loans to finance these purchases. These margin loans were with brokers under customary terms and conditions.

                               Page 26 of 27 Pages